Exhibit 99.2 Q2 2024 Results Conference Call July 31, 2024

Disclaimer & Cautionary Statements This presentation includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements include statements regarding: • Future sales or sales growth; • Estimates of potential market size and demand for the Company’s current and future products; • Plans for expansion outside of the U.S.; • The effectiveness of amniotic tissue as a therapy for any particular indication or condition; • Expected spending on research and development and litigation; • Expectations regarding the reimbursement environment for the Company’s products; • The Company’s long-term strategy and goals for value creation, the status of its pipeline products, expectations for future products, and expectations for future growth and profitability 2

Disclaimer & Cautionary Statements Additional forward-looking statements may be identified by words such as believe, expect, may, plan, potential, will, preliminary, and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: • Future sales are uncertain and are affected by competition, access to customers, patient access to hospitals and healthcare providers, the reimbursement environment and many other factors; • The future market for the Company’s products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than the Company’s products, market acceptance of the Company’s products, and adequate reimbursement for such therapies; • The process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; and • The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to update any forward- looking statement. 3

Joe Capper Chief Executive Officer helping humans heal.

Q2:24 Highlights 1 Net Income Net Sales Gross Margin Adjusted EBITDA $18MM $87MM 83% $20MM +7% year-over-year 23% of net sales Portfolio Expansion First Publication 1 Cash Balance Free Cash Flow into Xenografts in $69MM $22MM 5 1 – EBITDA, Adjusted EBITDA, related margins and Free Cash Flow are non-GAAP financial measures. See our Earnings Release for the quarter ended June 30, 2024 for a reconciliation to the nearest GAAP measure.

Executing on Strategic Priorities Despite Wound Market Turbulence Strategic Priorities Progress Update ➢ Strong Q2 growth from AMNIOEFFECT® & EPIEFFECT® Innovate & diversify product portfolio to maximize growth ➢ Ongoing uptake in Japan ➢ First ever publication in Nature for MIMEDX Develop & deploy programs to expand footprint in Surgical market ➢ HELIOGEN , our first xenograft offering, now available ➢ Long-term plan to lower customer churn Introduce initiatives to enhance customer intimacy ➢ Robust adoption of MIMEDX Connect Committed to Evolving & Achieving Strategic Priorities to Strengthen and Grow Business Over Long-Term 6

Doug Rice Chief Financial Officer helping humans heal.

Q2:24 Net Sales Recap Total Net Sales By Product Category By Site of Service $87 $81 Other $13MM $30 +18% $28 Hospital Private $47MM Office +2% $27MM +13% $58 $53 Q2:23 Q2:24 Q2:23 Q2:24 Wound Surgical 8 $ millions $ millions

Q2:24 Gross Profit & Gross Margin Roughly Flat Year/Year 80 $72 $68 Q2:24 GAAP gross profit and gross margin impacted by HELIOGEN transaction-related accounting, 83% excluding this $0.4 million impact, 83% gross margins were flat 0 Q2:23 Q2:24 9 $ millions Gross Margin

Q2:24 Operating Expenses Q2:23 $55 $52 Q2:24 Higher SG&A due to increased commercial expenses $4 $3 % of net sales 64% 64% 5% 3% R&D SG&A Continue to deliver strong Net $20 $18 $14 Income and an $11 $6 Adjusted EBITDA $1 margin above 20% 20% 7% 13% 17% 23% % of net sales 1% GAAP Net Income Adj. Net Income Adj. EBITDA 10 $ millions $ millions

Q2:24 Balance Sheet & Cash Flows …Enabling Net Cash to Nearly Quadruple Strong Free Cash Flow Generated by the Since Beginning of 2023 Business… $50 $22 $34 $32 $29 $12 $10 $20 $7 $13 $5 Q1:23 Q2:23 Q3:23 Q4:23 Q1:24 Q2:24 -$5 Q1:23 Q2:23 Q3:23 Q4:23 Q1:24 Q2:24 Continue to Organically Strengthen Balance Sheet with Robust Free Cash Flow Generation 11 $ millions $ millions

Joe Capper Chief Executive Officer helping humans heal.

Q2:24 Summary Net Sales of $87 million were up 7% year-over-year Gross profit margin 83% Adjusted EBITDA of $20 million reflected 23% of net sales Q2:24 cash balance of $69 million HELIOGEN launch underway and already being used in surgical cases Recent Nature publication builds on our industry-leading scientific evidence base and expands use cases for amniotic tissue 13

Physician Office Medicare Reimbursement Overhaul Needed 1 Medicare Allowed Charges for skin Loopholes creating commercial frenzy that has caused tremendous disruption in the market substitutes have exploded since 2020 $4.0B $4 6 Disruption surged in Q2:24 for MIMEDX 5 $3 Above average employee & customer churn 4 $2 3 Recent DOJ cases underscore issue $1.5B 2 $1.0B $1 LCDs – proposed in April – would mark important first step to prevent abuses 1 $0.5B $0 0 Meanwhile, CMS has not yet acted, leaving the LCDs as the most likely solution 2020 2021 2022 2023 Medicare Allowed Charges Recent Proposed LCDs Reflect Unified National Approach to Curb Abuses in Private Office 1) The Moran Company. (2024). Volume and Total Payment by Skin Substitute Product, CY 2019-2023. 2) ASP List refers to the Medicare Part B ASP Drug Pricing Files and CMS refers to the Centers for Medicare and Medicaid Services, Data Source: ASP Pricing Files. Centers for Medicare & Medicaid Services. Accessed March 18, 2024. https://www.cms.gov/medicare/payment/all-fee-service-providers/medicare-part-b-drug-average-sales-price/asp-pricing-files 14 3) LCDs refer to “Local Coverage Determination” $ billions Volume (millions)

2024 & Long-Term Outlook Long-Term Long-Term Net 2024 Net Sales % Growth Sales % Growth Profitability Adjusted Mid-to-high EBITDA Low double- single digits margin above digits vs. 2023 20% Despite near-term disruption, long-term outlook for the business remains unchanged 15

Closing Remarks, Q&A